Exhibit 99.1

news release

Contacts:
Phoenix Technologies Ltd.	Sapphire Investor Relations, LLC
Randall Bolten, SVP & CFO	Maria Riley
408-570-1000	408-570-1319
Investor_Relations@phoenix.com	Investor_Relations@phoenix.com

Phoenix Technologies Ltd. Announces Preliminary Financial Results

and Share Repurchase Program

MILPITAS, CA, October 11, 2005 — Phoenix Technologies Ltd. (Nasdaq: PTEC) today announced preliminary financial results for the fourth fiscal quarter 2005 ended September 30, 2005. The Company also announced today that that the Board of Directors has authorized the Company to repurchase shares of its outstanding common stock.

Based on preliminary financial data, at this time, the Company expects revenue for the quarter to be approximately $23.0 million, compared to previous guidance of $27.0 to $28.0 million. The Company does expect to be profitable on a pre-tax basis and to be cash flow positive for the quarter.

“We are disappointed that our revenues did not meet our expectations,” said Albert E. Sisto, Chairman and CEO. “In our BIOS business – Core System Software for PCs and servers – ASPs declined somewhat this quarter as we continued to focus on obtaining market share. This is a dynamic we have discussed for the past few quarters. Our efforts in one of our new businesses, Core System Software for embedded, industrial and consumer digital products, again achieved a number of important design wins, but these are new channels and customers for Phoenix and the cycle from design win to product to full introduction is proving to be longer than anticipated. So, the growth from this segment was not enough to offset the ASP decline in our BIOS business this quarter. At the same time, I am pleased to report continued healthy growth in our applications products for PCs and servers, which met our expectations.”

The Board of Directors has authorized the Company to repurchase up to $15 million of stock over the next 12 months. Repurchases would be made through brokers and dealers in the public market.

“Because we continue to be optimistic about the prospects for our new businesses, we believe that utilizing the Company’s excess capital to repurchase its shares appears advantageous to both the Company and its stockholders,” said Mr. Sisto.

The results announced today are preliminary and are subject to change. Phoenix Technologies will report its full results for the fourth fiscal quarter 2005 and year ended September 30, 2005, on Thursday, November 3, 2005 at 1:30 p.m. PST. Investors are invited to listen to a live audio web cast of Phoenix Technologies’ quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com. A replay of the web cast will be available approximately one hour after the conclusion of the call. The replay will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until November 8, 2005 at 9:00 p.m. PST and can be accessed by dialing 800-642-1687 or 706-645-9291 and entering conference number 9411931.

About Phoenix

Phoenix Technologies develops a complete product suite of Core System Software, tools and applications to deliver trusted, seamless computing to digital devices for an Internet-connected world. Phoenix Technologies helped launch the PC industry over 25 years ago. Today, the company is extending its leadership and knowledge at the core of machines, beyond the PC to a wide range of platforms and devices.

Phoenix Core System Software has set the standard for the world’s leading branded PC OEMs and their global network of supply chain and software partners. Today, Phoenix solutions define, identify and restore the world’s best-known systems. These solutions are built into the device core, where they are protected from viruses, user errors, hackers and corruption. Phoenix is headquartered in Milpitas, Calif. (Silicon Valley), with offices worldwide in global business and technology centers. For more information, visit www.phoenix.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. All forward-looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Factors that could cause actual results to differ materially from those in the forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Form 10-K, filed December 27, 2004 and Form 10-Q filed August 15, 2005

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Phoenix, Phoenix Technologies and the Phoenix Technologies logo and TrustedCore, are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.